EXHIBIT 99.1

ChinaNet Online Holdings Reports First Quarter 2014 Financial Results

Projects $39 Million Revenue for Full Year 2014

BEIJING, July 18, 2014 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) ("ChinaNet" or the "Company"), a leading B2B (business to business) Internet technology company providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced financial results and filing of its quarterly report with the Securities and Exchange Commission (the "SEC") for the first fiscal quarter of 2014.

Summary Financials

First Quarter 2014 Results (USD) (Unaudited)
	Q1 2014	Q1 2013	CHANGE
Sales	$5.2 million	$7.0 million	-26%
Gross Profit	$1.4 million	$2.6 million	-47%
Gross Margin	26.3%	36.6%	-28%
Net (Loss)/Income Attributable to ChinaNet	($0.7) million	0.03 million	--
EPS (Diluted)	($0.03)	$0.00	--

First Quarter 2014 Financial Results

Revenues for the three months ended March 31, 2014 were $5.2 million compared to $7.0 million for the three months ended March 31, 2013, representing a 26% decrease. Low margin TV advertising revenue fell by $1.5 million, or 55%, accounting for the majority of the year-over-year revenue decline.

First Quarter 2014 Revenue Breakdown by Business Unit (USD in thousands)

	Q1 2014%		Q1 2013%		% Change
Internet Advertisement	$3,580	69%	$3,811	54%	-6%
TV Advertisement	$1,182	23%	$2,638	37%	-55%
Bank Kiosks	$71	1%	$69	1%	-3%
Brand Mgmt. & Sales Channel Building	$350	7%	$531	8%	-34%

Revenue from internet advertisements and the related technical services for the three months ended March 31, 2014 decreased by 6% to $3.6 million compared to the same period a year ago, resulting from a decrease in number of customers during the period as compared to the same period of last year. The decrease in number of customers during the period was primarily due to the internal loophole on technical management incurred in the fourth fiscal quarter of 2013, which adversely affected the confidence of our customers in the effectiveness of our online advertising portals. Management has taken immediate remedial measures to regain and strengthen customer confidence. Management believes that this is an infrequent event in its ordinary course of business and that sales performance will be able to gradually recover in further periods of the year.

TV advertising revenue decreased by 55% to $1.2 million for the three months ended March 31, 2014 from $2.6 million for the same period in 2013. The decrease in TV advertising revenue was primarily due to the adoption of a restrictions notice to TV shopping infomercials broadcasted in provincial satellite television stations, issued by the State Administration of Press, Publication, Radio, Film and Television of the People's Republic of China (the "SARFT") in October 2013, which further restricts the content, air time and duration of these infomercials. In response to these restrictions, management plans to cooperate with the television stations to develop and produce new forms of TV program which will replace TV shopping infomercials to help clients raise their brand and product awareness, and to develop non-TV shopping advertising customers.

Gross profit for the three months ended March 31, 2014 was $1.4 million compared to $2.6 million for the same period in 2013. Gross margin was 26%, down from 37% in the first quarter of 2013. This decrease is a direct result of the decrease in the gross margin of the internet advertising and related technical services segment to 29% from 57% for the same period of last year.

The Company incurred an operating loss of $0.7 million for the three months ended March 31, 2014 compared to an operating loss of $0.1 million in the same period a year ago.

Net loss attributable to ChinaNet for the three months ended March 31, 2014 was $0.7 million and loss per share was $0.03, compared to a net income of $0.03 million in the first quarter of 2013.

Balance Sheet and Cash Flow

The Company had $1.7 million in cash and cash equivalents as of March 31, 2014, compared to $3.4 million as of December 31, 2013, working capital of $22.6 million, compared to $24.0 million as of December 31, 2013, and a current ratio of 3.1 to 1, compared to 3.3 to 1 as of December 31, 2013. Total shareholders' equity of ChinaNet was $44.2 million at March 31, 2014 compared to $45.1 million at December 31, 2013.

The Company had a $1.4 million of cash outflows from operations in the first quarter of 2014 compared to a $0.4 million of cash outflows for the first three months of 2013.

Guidance for 2014

The Company is forecasting revenues of approximately $39 million for the fiscal year 2014.

Business Updates

Liansuo.com, one of ChinaNet's online advertising portals, has successfully signed fifty-five new customers in the second fiscal quarter of 2014 with a strong and active marketing program that includes traditional and online advertising, trade shows and referrals. Liansuo.com provides a full suite of advertising, marketing and brand management services to small and medium sized businesses in China. New clients include Pure Fishing Inc., a leading provider of fishing equipment, and a subsidiary of Jarden Corporation and O.C.T. Mami, a leading retail apparel brand owned by Shanghai Uki Company. Liansuo.com will continue to pursue new clients as well as opportunities to expand services to existing clients.

Executives of ChinaNet participated in international brands curriculum "Systematic Creates Wealth" in Anhui Province, China on June 17th and 18th, 2014 to help train and promote entrepreneurs and franchise owners in the food industry. This activity was jointly organized by the Restaurant Association and "Discover China's Good Projects". The Company created "Discover China's Good Projects" in March 2013 to promote and support new projects and businesses.

ChinaNet filed its quarterly report on Form 10-Q for the quarter ended March 31, 2014 with the SEC on July 17, 2014. ChinaNet expects the filing of the report will enable the Company to regain compliance with NASDAQ's filing requirements set forth in Listing Rules 5250(c)(1).

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading B2B (business to business) Internet technology company focusing on providing O2O (online to offline) sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com and Liansuo.com, TV commercials and program production via China-Net TV, and offline brand management and sales channel building services. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

-- FINANCIAL TABLES --

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for number of shares and per share data)

	March 31, 2014	December 31, 2013
	(US $)	(US $)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 1,660	$ 3,442
Term deposit	3,439	3,467
Accounts receivable, net	7,094	7,673
Other receivables, net	3,870	4,299
Prepayment and deposit to suppliers	16,647	14,692
Due from related parties	381	502
Other current assets	104	27
Deferred tax assets-current	155	153
Total current assets	33,350	34,255

Investment in and advance to equity investment affiliates	824	845
Property and equipment, net	965	1,057
Intangible assets, net	5,703	6,015
Deposit and prepayment for purchasing of software technology	3,277	2,453
Goodwill	11,356	11,450
Deferred tax assets-non current	825	759
Total Assets	$ 56,300	$ 56,834
Liabilities and Equity
Current liabilities:
Short-term bank loan	$ 811	$ 818
Accounts payable	584	421
Advances from customers	1,120	995
Accrued payroll and other accruals	637	676
Due to noncontrolling interest of VIE	195	--
Taxes payable	7,123	7,029
Other payables	322	288
Total current liabilities	10,792	10,227
Long-term liabilities:
Deferred tax liability-non current	1,371	1,439
Long-term borrowing from director	142	143
Total Liabilities	12,305	11,809
Commitments and contingencies
Equity:
ChinaNet Online Holdings, Inc.'s stockholders' equity
Common stock (US$0.001 par value; authorized 50,000,000 shares; issued and outstanding 22,376,540 shares at March 31, 2014 and December 31, 2013)	22	22
Additional paid-in capital	19,878	19,870
Statutory reserves	2,602	2,602
Retained earnings	18,297	18,965
Accumulated other comprehensive income	3,364	3,689
Total ChinaNet Online Holdings, Inc.'s stockholders' equity	44,163	45,148
Noncontrolling interests	(168)	(123)
Total equity	43,995	45,025
Total Liabilities and Equity	$ 56,300	$ 56,834

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME
(In thousands, except for number of shares and per share data)

	Three Months Ended March 31,
	2014	2013
	(US $)	(US $)
	(Unaudited)	(Unaudited)
Sales
From unrelated parties	$ 5,182	$ 6,990
From related parties	1	59
	5,183	7,049
Cost of sales	3,822	4,467
Gross margin	1,361	2,582
Operating expenses
Selling expenses	589	788
General and administrative expenses	987	1,402
Research and development expenses	450	449
	2,026	2,639

Loss from operations	(665)	(57)
Other income (expenses)
Interest income	31	32
Interest expense	(16)	--
Other expenses	(1)	(1)
	14	31
Loss before income tax expense, equity method investments and noncontrolling interests	(651)	(26)
Income tax (expense)/benefit	(48)	86
(Loss)/income before equity method investments and noncontrolling interests	(699)	60
Share of losses in equity investment affiliates	(15)	(71)
Net loss	(714)	(11)
Net loss attributable to noncontrolling interests	46	41
Net (loss)/income attributable to ChinaNet Online Holdings, Inc.	(668)	30
(Loss)/earnings per share
(Loss)/earnings per common share
Basic	$ (0.03)	$ 0.00
Diluted	$ (0.03)	$ 0.00
Weighted average number of common shares outstanding:
Basic	22,376,540	22,186,540
Diluted	22,376,540	22,186,540

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2014	2013
	(US $)	(US $)
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$ (714)	$ (11)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	360	418
Share-based compensation expenses	8	11
Allowances for doubtful debts	--	260
Share of losses in equity investment affiliates	15	71
Deferred taxes	(132)	(185)
Changes in operating assets and liabilities
Accounts receivable	520	(1,297)
Other receivables	152	(8)
Prepayment and deposit to suppliers	(2,089)	(406)
Due from related parties	118	(49)
Other current assets	(78)	(2)
Accounts payable	168	105
Advances from customers	134	564
Accrued payroll and other accruals	(36)	(29)
Other payables	71	--
Taxes payable	152	127
Net cash used in operating activities	(1,351)	(431)
Cash flows from investing activities
Purchases of vehicles and office equipment	(13)	(11)
Payment for acquisition of VIEs	--	(1,272)
Repayment of short-term loan from unrelated entities	250	--
Prepayment for purchasing of software technology	(850)	--
Net cash used in investing activities	(613)	(1,283)
Cash flows from financing activities
Short-term loan from noncontrolling interest of VIE	197	--
Net cash provided by financing activities	197	--
Effect of exchange rate fluctuation on cash and cash equivalents	(15)	23
Net decrease in cash and cash equivalents	(1,782)	(1,691)
Cash and cash equivalents at beginning of the period	3,442	5,483
Cash and cash equivalents at end of the period	$ 1,660	$ 3,792
CONTACT: MZ North America
         Ted Haberfield, President
         Direct: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us